UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 31, 2011

AMP Productions, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51824	98-0400189

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Bagua 1st Rd., 9th Floor, Pengji Commercial Space Building
Futian District, Shenzhen, 518028 People’s Republic of China
(Address of principal executive offices)

Telephone – + (86)-755-22211114

(Former Address)
1440-3044 Bloor Street West
Toronto, Ontario, Canada  M8X 2YB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our ability to expand domestically by 2011 and internationally in 2012;

•	our ability to create standardized and centralized production procedures and standards;

•	our ability to attract key technology and management personnel;

•	our ability to strengthen our existing technology in efficiency and technology integration, and create a high-standard internal procedure and quality monitoring system;

•	the market for 3D technology and our ability to achieve market share and develop new sales channels or other industry sales opportunities;

•	our ability to obtain additional capital in future years to fund our planned expansion;

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations; or

•	the loss of key members of our senior management and our qualified sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of (i) AMP Productions, Ltd.  or “AMP”,  a Nevada corporation, (ii) China Digital Image Organization Co., Limited, or “China Digital,” a Hong Kong limited company and wholly-owned subsidiary of AMP, (iii) Shenzhen Digital Image Technologies Co., Ltd, or “Shenzhen Holding Company,” a Chinese limited company and wholly-owned subsidiary of China Digital, and (iv) Shenzhen Digital Image 3D Design and Development Co., Ltd and Shenzhen Digital Image Technologies Co., Ltd, Xi’an Branch., or the “Operating Subs,” Chinese limited companies wholly-owned by Shenzhen Holding Company;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“SEC” refers to the United States Securities and Exchange Commission; and

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding our industry and economy in China and that we have obtained from various cited government and institute research publications. Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2011, we entered into and closed a share purchase and exchange agreement, or the “Share Exchange Agreement”, with China Digital Image Organization Co., Limited, or “China Digital,” the shareholders of China Digital, and Thomas E. Mills, pursuant to which we acquired 100% of the issued and outstanding capital stock of China Digital in exchange for (i) 31,528,651 shares of our Common Stock (“Common Stock”), which collectively constituted approximately 97% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement, and (ii) payment (the “Cash Component”) of $2,368,471.35.  The Cash Component is payable in full within 12 months after the Closing.

In connection with the share exchange, Thomas E. Mills sold 567,070 shares of our Common Stock to Truth Giver Group Limited in exchange for an aggregate payment of $300,000.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2011, we completed an acquisition of China Digital pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein China Digital is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, our consolidated subsidiaries include China Digital, our wholly-owned subsidiary which is incorporated under the laws of Hong Kong, Shenzhen Digital Image Technologies Co., Ltd, or “Shenzhen Holding Company,” a wholly-owned subsidiary of China Digital which is incorporated under the laws of the PRC, and Shenzhen Digital Image 3D Design and Development Co., Ltd. and Shenzhen Digital Image Technologies Co., Ltd, Xi’an Branch, or the “Operating Subs”, limited liability companies incorporated under the laws of the PRC and wholly-owned by Shenzhen Holding Company.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 31, 2011, we acquired China Digital in a reverse acquisition transaction.  Since the reverse acquisition caused a dramatic change in our business, we are providing disclosure that would be provided under a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of China Digital, except that information relating to periods prior to the date of the reverse acquisition only relate to China Digital and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are a 3D digital visual service provider founded in 2006 based in China, specialized in providing one-stop-shop service and systems based on 3D image technology to domestic governments, real estate developers, game developers, the automotive industry and other commercial customers.  We operate through our wholly-owned subsidiary Shenzhen Digital Image Technology Co., Limited.

Our headquarters are located in Shenzhen, China. We operate both domestically and overseas, with six branches in the PRC, including our Xi’an office, East China office, Central China office, Southeast China office and Beijing office. Our international branch is located in Hong Kong. Through our 3D imaging technology, we participate in the visual expression of construction-related industries and help our customers complete visual technological changes from hand painting to computer-aided visual displays. We endeavor to provide our customers with the most cost-effective 3D digital visual communication products and services through the combination of the latest visual technology and terminal display equipment.

Our revenues have increased from $5,573,617 in fiscal year 2009 to $8,754,397 in fiscal year 2010, representing a growth rate of approximately 57%.

Our Corporate History and Background

AMP Productions, Ltd., or “AMP”, was incorporated under the laws of the State of Nevada on February 27, 2003, with the business purpose of developing, producing, marketing, and distributing low-budget  feature-length  films to movie theaters and ancillary markets.  From inception until the reverse acquisition transaction, AMP earned no revenue and suffered recurring losses and net cash outflows from operations.

On July 30, 2010, the controlling shareholders of AMP consented to a proposed 1-for-10 reverse split of AMP's issued and outstanding common stock, an increase in AMP's authorized common stock to 900,000,000 shares, and the authorization of 100,000,000 shares of preferred stock.  The corporate action was approved by FINRA on September 17, 2010 and effective in the State of Nevada on September 23, 2010.

Acquisition of China Digital

On March 31, 2011, we completed a reverse acquisition transaction through a share exchange (the “Share Exchange”) with China Digital and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of China Digital in exchange for (i) 31,528,651shares of our Common Stock, which collectively constituted approximately 97% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement and (ii) payment (the “Cash Component”) of $2,368,471.35.  The Cash Component is payable in full within 12 months after the Closing.

As a result of the reverse acquisition, China Digital became our wholly-owned subsidiary and the former shareholders of China Digital became our controlling stockholders.  The share exchange transaction with China Digital and the Shareholders was treated as a reverse acquisition, with China Digital as the acquirer and AMP as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of China Digital and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of China Digital was owned by the following persons in the indicated percentages: Truth Giver Group Limited (60%); Liu Qunli (4.5%); Chen Caiping (4.5%); Yin Huaxian (4.5%); Zhang Xiaoyan (4.5%); Yu Xiaonan (2.6%); Zeng Juan (4%); Zhang Jintie (3.4%); Liang Juan (4%); Shi Yinwang (4%); and Zhao Qingfang (4%).  Hua Zeng and Jing Wang own 51% and 49%, respectively, of the capital stock of Truth Giver Group Limited.

As a result of their personal shareholdings and control of Truth Giver Group Limited, Hua Zeng, our future Chairman (the timing of which is set out in the paragraph below) and Wang Jing, our Chief Executive Officer and President, may be considered the beneficial owners of a majority of the capital stock and voting power of AMP, as well as the Operating Subs.

Upon the closing of the reverse acquisition, Thomas E. Mills, our CEO, President, CFO, Secretary, Treasurer and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on March 31, 2011, increased the size of our board of directors to three directors and appointed Hua Zeng (Chairman of the Board), Jing Wang and Yongqing Ma to fill the vacancies created by such resignations and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignations of Thomas E. Mills as a director on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced by the Operating Subs’ executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of China Digital, we now own all of the issued and outstanding capital stock of China Digital, which in turn owns all of the issued and outstanding capital stock of Shenzhen Holding Company.  In addition, Shenzhen Holding Company in turn owns the Operating Subs.

China Digital was established in Hong Kong on August 5, 2009 to serve as an intermediate holding company.  Shenzhen Holding Company was established in the PRC in 2007.  The Operating Subs, our operating affiliates, were established in the PRC in 2004 and 2009.  On November 18, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Shenzhen Holding Company by China Digital, a Hong Kong entity.

Because of the common control between China Digital, Shenzhen Holding Company and the Operating Subs, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries. The chart below presents our corporate structure.

Our Industry and Principal Market:

We operate in the PRC domestic 3D digital technology and equipment market. Our target customers are in the PRC's major metropolitan cities and the rapidly developing second and third tier cities. We aim to provide top level quality products and services at an affordable price. We provide 3D digital animation videos and effects as well as integrated software and hardware systems and projects, mainly for business promotion and government display use.

The market for 3D digital services is growing rapidly in the PRC market. With the rapid accumulation of national wealth, domestic purchasing power is now experiencing a spectacular expansion. As a result, we believe today’s Chinese consumers will gradually put more and more weight on branding, design, function and other presentation and marketing characteristics when making their purchase decisions. In addition, with the advent of advanced digital visual technology, specifically 3D technology, companies, including real estate developers, auto-makers, game designers, and other commercial and consumer goods companies, can take advantage of those technologies to more effectively show and promote their products and relevant unique visual and interactive experience.  The use of advanced digital visual technology is especially popular among large, international and well-known companies. In addition, screens are almost everywhere, in hand held devices, in buildings, in cars, and outdoors, forming an extremely solid basis for further development of video content. Lastly, through the rapid growth of 3G networks, 3D visual content may be delivered to people in a more rapid and explicit manner.

China's 3D digital technology and animation industry is just emerging, and we believe the market for such services is capable of reaching at least RMB 100 billion annually.  3D technology has been used in government planning, building performance, and 3D versions of new business publishing.  Generally speaking, today’s 3D digital animation technology industry includes animation, 3D virtual digital city display/rendering, 3D games, 3D product display and other uses.

In 2009, the demand for 3D digital video – the industry that owns a type output that we help create for our customers — was more than one million minutes with more than RMB 40 billion market value alone. Taking additional value from related hardware construction, education and training, publications and exhibitions etc., the potential market value can be more than RMB 60 billion.  The demands of overall commercial 3D digital vision market can be more than RMB 100 billion annually with a growth rate of 20% to 50% each year.

Currently, among the larger 3D digital service players in the PRC, the principal strategy for ones with a recognized brand is to survive in the first tier cities and through the established brand to expand to the surrounding cities and nationwide. Branded players basically adhere to the strategy of product diversification, multimedia, 3D digital production, virtual reality and other products. Many of these companies have large-scale production facilities and are well known from their technology and have their own technical teams and service teams.  These firms also tend to charge a high price. Also, there are some companies that specialize in niche markets with a focus on marketing strategy and outsourcing their technology.

On the other hand, the commercial 3D digital market is still in its infancy in China and is very segmented. The largest player in this sector has less than 1% of domestic market share. Currently, 3D digital technology has entered the stage of rapid development with no absolute market leader and the market price, quality, service and products are uneven. The market prices are also different among regions for construction and real estate 3D rendering and animation. With the competition and rising customer requirements, there are more complicated and practical 3D digital systems such as interactive virtual board room, the digital sand table, virtual communities, and other new digital marketing techniques.

Our Growth Strategy

Currently, we are focusing on the domestic real estate sector, which accounts for more than half of our total revenue, which we expect to continue at that pace for the near future.  In addition we plan to expand our 3D digital technologies into other commercial sectors. We work extensively with Chinese governments on 3D digital technology in government planning and presentations to help them display their future plans through 3D videos and pictures. For the year ended September 30, 2009, sales from real estate industry and sales from government sector accounted for 71% and 27% of our total sales, respectively. For the year ended September 30, 2010, sales from the real estate industry and sales from government sector accounted for 93% and 4% of total sales, respectively.

We intend to pursue the following strategies:

•
Domestic and international expansion: We plan to expand our network rapidly all over China, and establish branch offices in all provinces in China by 2011 for effective market penetration. In 2012, we plan to expand into international markets by establishing key global representative offices.

•
Standardized and centralized production procedures and standards: We will create and establish a centralized platform for all our international and domestic project orders, which will conform to our internal standards and procedures for high-quality and efficient production and customer service.

•
Invest in talent: We will continue to invest heavily to attract and retain key technology and management personnel to maintain our leadership position in product quality, technology, services, and customer retention.

•	Continue to focus on R&D: We will strengthen our existing technology in efficiency and technology integration, and create a high-standard internal procedure and quality monitoring system.

•
Heavily invest in marketing and new customer sector exploration: We believe 3D technology is a market with vast amount of possible applications in almost every sector of life. We plan to launch marketing campaigns into possible new sales channels including online customized ordering, mainstream media and transportation hubs advertising or all other industry sales opportunities.

Our Products

Product categories

We provide services to architects, real estate developers, and government planners.  We focus on commercial 3D digital vision manufacturers with the basis of 3D image technology, visual performance, visual packaging, film, television, film, games, industrial design, interactive program development, and the Internet. We offer those customers dozens of final products and services to meet the different needs of customers, mainly including two categories:

1.
Digital video technical products: This service is handled by the company’s specific one to one group. This group will provide digital visual development and production based on the customers’ specific needs. It includes:

•	3D digital renderings:
o	Perspective and aerial view planning for buildings and architecture
o	Building images and architecture vision

•	3D videos:
o	Real estate development
o	City planning

•	Digital virtual interactive systems
o	Interactive digital architecture
o	Interactive digital template room
o	Real estate self-sales system
o	Interior decoration self-fix system

Payment terms in our customer contracts generally provide for a significant portion of the payment due upon delivery of a rough product and the balance due upon completion and approval of the product.

2.
Digital visual hardware products: This part is based on the customers’ need in the first part to create a customized hardware project. The Company’s service includes purchase, installment, adjustment, after-sale system and other highly effective and standard services. It includes:

•	Digital sand table visual display system:
•	Digital audio optical property regional sand table display system
•	Digital audio optical planning sand table display system
•	0 to 360 degree multi projector stitching theater
•	Real estate projections in three 150 degree stitching theater
•	Real estate projections in four 180 degree stitching theater
•	Real estate projects in the five 210 degree stitching theater
•	Real estate projects in the five 210 degree stitching theater
•	Real estate projects in the six 270 degree stitching theater
•	Real estate projects in the eight 360 degree stitching theater
•	Digital audio optical comprehensive exhibition hall
o	The government’s audio optical comprehensive exhibition hall
o	Real estate exhibition hall

Payment terms in our customer contracts generally provide for a significant portion of the payment due upon delivery of the hardware to the customer’s site and the balance due upon installation.

Revenue Breakdown by Product

By product categories	2009	2010
Digital video technical products	53%	52%
Digital visual hardware products	47%	48%
Total	100%	100%

Supplier relationships

We outsource our hardware product needs to fulfill the customer project orders to reduce our overhead cost and seek the highest quality hardware components. The major categories include projectors, screens, display tables, audio devices, etc.

Our major suppliers are as following:

•	Shenzhen Chen Xu Science and Technology Co., Ltd.
•	Shenzhen Sanjise Digital Technology Co., Ltd.
•	Futian District, Shenzhen Qifengda Electronic firms
•	Shenzhen Shanzhitian Model Art Designing Co., Ltd.
•	Xinxiang Shilejia Kemao (Shenzhen) Co., Ltd.
•	Suzhou Yibo Jingshi Electronic Technology Co., Ltd.

Two and three of our suppliers accounted for more than 10% of our total supplier cost for the years ending September 30, 2009 and September 30, 2010, respectively. We do not enter into long-term contracts with our suppliers. We maintain good relationships with them and select the most appropriate suppliers according to the specific needs for every customer order. We usually receive 30 day credit terms from our suppliers. For the fiscal years ending September 30, 2009 and September 30, 2010, our hardware cost accounted for approximately 47.9% and 48.3%, respectively, of our total cost of goods sold.

Sales Channels and Pricing

Currently, we mainly rely on three sales channels:

•	Existing customer retention: We successfully retain 95% of our customers through our continued pursuit of product and service quality and efficiency.
•
Networking activities from exhibition events and product presentation fairs: We take every advantage to leverage our customer and industry relationships to connect to potential new customers and partners.

•	Market development through branch offices: We are rapidly expanding into all domestic provinces in China and plan to enter key international markets in the near future.

All of the above sales channels have been a great success in the past years and we will continue to focus on all of the above efforts. In addition, we believe that in this industry with vast market opportunity and applications, we won’t hesitate to explore every possible new sales channel including online customized ordering, mainstream media and transportation hubs advertising or all other industry sales opportunities.

For the fiscal years ending September 30, 2009 and September 30, 2010, none of our customers accounted for more than 10% of our total revenue, while the largest five customers accounted for 24% and 8% of our total sales for the years ended September 30, 2009 and 2010, respectively, indicating a more segmented consumer distribution and a more extensive client base.

Our major customers include:

•	Beihai Xinping Real Estate Development Co., Ltd.
•	Shenzhen Xinde Real Estate Consulting firm
•	Haikou Changxin Jinan Real Estate Development Co., Ltd.

We typically fulfill our customer orders within 30 days for both our digital technical products and hardware projects, which we believe is 30% more efficient than typical industry peers. We intend to keep the pricing of our products at a very competitive level in the foreseeable future.

 Employees

The table below details the various departments and number of employees in each.

Senior Management	3
Finance	4
Human Resources	6
Research & Development	2
Production	50
Project Bidding	10
Sales and Marketing	33
Operations	5
Total	113

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than local minimum wage.

Intellectual Property Rights

We currently do not own any intellectual property rights. We are developing and applying for our multi-channel projection splicing system technology. We protect our intellectual property primarily by maintaining strict control over the use of production processes.  All our employees, including key employees and engineers, have signed our standard form of labor contracts, pursuant to which they are obligated to hold in confidence any of our trade secrets, know-how or other confidential information and not to compete with us.  In addition, for each project, only the personnel associated with the project have access to the related intellectual property.  Access to proprietary data is limited to authorized personnel to prevent unintended disclosure or otherwise using our intellectual property without proper authorization.  We will continue to take steps to protect our intellectual property.

Our Facilities and Property

We occupy our principal executive offices in Shenzhen, China, which comprises approximately 500 square meters, until April 2011. We have seven branch offices in Beijing, Xi’an, Changsha, Zhenzhou, Hefei, Guangzhou and Hong Kong. We lease all our office space pursuant to lease agreements, which have expiration dates ranging from April 2011 to February 2013. We believe we can renew these leases on comparable terms to our existing leases.  The leased premises totals approximately 1,730 square meters. We believe that all leased space is in good condition and that the property is adequately insured by the owner.

Our Advertising and Marketing Efforts

Our sales and marketing department is responsible for the organization of branch office sales activities, industry exhibitions, potential customer networking etc. We are investing heavily on marketing and sales efforts, as well as striving for excellent customer services to keep our current level of high customer retention ratio.  Our marketing efforts mainly include:

•
All the marketing teams respond directly to the marketing director and the marketing director reports to the general manager. We attempt to balance the marketing teams’ workload in order to strengthen the marketing teams’ spirit and to improve the quality of marketing staff. We actively respond to market fluctuations. For the marketing problems, our goal is to resolve the issue on the same day.

•
We report marketing activity daily, weekly, monthly, and in our quarterly report system. Also, we analyze the data and attempt to correct our system for the rise and fall of sales and timely hold daily, weekly, monthly and quarterly meetings to adjust marketing objectives and measures.

•
We focus on after-sales service strategy implementation.  Our image is not only deeply rooted in the minds of real estate industry participants, but also expanded into other commercial industries where we establish ourselves as customer responsive. Therefore, when using this strategy, we carefully determine the service, service content and service targets, and respond according to the industry trend our after-sales service strategy timely.

•
We have implemented an Incentive plan for our sales team. We provide commissions, bonus, car and other incentives to our marketing staff. In addition to material rewards, we also pay attention to the families of our marketing staff, who usually spend a lot of time away from home on business travel.

Competition

The 3D digital technology industry is still very fragmented but competitive. Our competitors are a number of international and domestic enterprises that offer similar products and services. Despite the competition, our ability to integrate technology, high efficiency, competitive pricing and first –tier product quality have enabled us to be one of the market leaders. We are especially proud in our service efficiency which we believe is normally 30% faster, in terms of turnaround time, than our competitors.    In the meantime, we are expanding rapidly in real estate and government sectors in the PRC market, as well as actively exploring new industry sectors. We believe that we are highly competitive in all these areas.

Research and Development Team

All of our R&D and production staff are involved in our new product research and development. After each project, we produce a summary for what we learned and what we can improve for going forward.   Generally speaking, we believe a new product usually has a two-year time period during which it is able to maintain a high profit margin, as new products are continuously introduced. We improve our product and project procedures periodically to retain our customers for longer-term business relationships as well as to attract new customers.

Regulation

Because our principal operating subsidiary, Shenzhen Digital Image Technology Co., Ltd., is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

Under the EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national EIT rate of 15%. The Administrative Measures for Assessment of High-New Tech Enterprises and Catalogue of High/New Tech Domains Strongly Supported by the State (2008), jointly issued by the Ministry of Science and Technology and the Ministry of Finance and State Administration of Taxation set forth general guidelines regarding criteria as well as application procedures for qualification as a High- and New-Tech Enterprise under the EIT Law.

In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Shenzhen Digital Image Technologies Co., Ltd is considered a FIE and is directly held by our subsidiary in Hong Kong, China Digital. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to China Digital by Shenzhen Digital Image Technologies Co., Ltd, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our operations are not subject to any environmental regulations.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a short operating history.

We were founded in 2006.  We may not succeed in implementing our business plan successfully because of competition from domestic and foreign market entrants, failure of the market to accept our 3D products and services, or other reasons. Therefore, you should not place undue reliance on our past performance, including our revenue growth, as it may not be indicative of our future results.

We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows provide us with stable funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the PRC economy, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, as demand for our products and services may decrease from a slow-down in the real estate markets in the PRC, or supplier or customer disruptions may result from tighter credit markets.

Our business is subject to the health of the PRC real estate markets and our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Our products and services are dependent on the continued growth of the real estate markets in the PRC.  There is no guarantee that the PRC real estate markets will continue to grow at historical rates.

We rely on third party technologies and if we are unable to use or integrate these technologies, our product and service development may be delayed and our operating results negatively impacted.

We rely on certain software and hardware that we acquire from third parties, including software that is used to perform key functions. These third-party software licenses and hardware may not continue to be available on commercially reasonable terms, and the software or hardware may not be appropriately supported, maintained or enhanced by the licensors or manufacturers. The loss of licenses or access to, or inability to support, maintain and enhance any such software or hardware could result in increased costs, or in delays or reductions in product shipments until equivalent products can be developed, identified, licensed and integrated, which would likely harm our business.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes identifying suitable points of market entry for expansion growing the number of points of sale for our products, so as to enhance our product offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel.  In particular, our success depends on the continuing employment of our future Chairman, Hua Zeng, our Chief Executive Officer, Jing Wang, and our Chief Financial Officer, Yongqing Ma.  There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

•	variations in the price of hardware or software from our suppliers;

•	changes in the general competitive and economic conditions; and

•	delays in, or uneven timing in the delivery of, customer orders.

Period to period comparisons of our results should not be relied on as indications of future performance.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trade secret laws and confidentiality procedures to protect the technological know-how that comprise much of our intellectual property. We protect our technological know-how pursuant to non-disclosure and non-competition provisions contained in our employment agreements, and agreements with them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.

A successful challenge to the ownership of our intellectual property could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization.  If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all.  Litigation could be costly and time-consuming but may be necessary to defend against infringement claims.

We rely on the approval certificates and business license held by Shenzhen Holding Company and any deterioration of the relationship between Shenzhen Holding Company and our Operating Subs could materially and adversely affect our business operations.

We operate our business in China on the basis of the approval certificates, business license and other requisite licenses held by Shenzhen Holding Company and our Operating Subs.  There is no assurance that Shenzhen Holding Company and our Operating Subs will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC.  Our principal operating subsidiaries, Shenzhen Holding Company and the Operating Subs, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.  However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, most of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States.  As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

We are a Nevada holding company, but China Digital is a Hong Kong company, and our principal operating subsidiaries, the Operating Subs and Shenzhen Holding Company, are located in the PRC.  Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States.  A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

 Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by Shenzhen Holding Company, our PRC subsidiary, and the Operating Subs.  PRC regulations restrict the ability of Shenzhen Holding Company to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of the Operating Subs constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s) it must be approved by the Ministry of Commerce, or MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

Pursuant to a series of transactions completed in October 2010, China Digital acquired 100% of the equity interests of Shenzhen Holding Company (which directly wholly owns the Operating Subs).  Prior to and after this acquisition, both China Digital and Shenzhen Holding Company were controlled by same party, Zeng Hua.

The PRC regulatory authorities may take the view that the reverse acquisition transaction and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of these transactions, Mr. Hua Zeng, individually and though Truth Giver Group Limited, will become a major owner and effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiaries.  The PRC regulatory authorities may also take the view that the registration of the acquisition of Shenzhen Holding Company with the relevant AIC and the filings with the SAFE may not be evidence that the acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Share Exchange Agreement and its link with the acquisition.  If the PRC regulatory authorities take the view that the acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiaries.  Additionally, the PRC regulatory authorities may take the view that the acquisition constitutes a transaction that requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than outright ownership of our Chinese subsidiaries.  But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiaries’ business than if the Company had direct ownership of our Chinese subsidiaries.  In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law.  If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiaries, our business and financial performance will be materially adversely affected.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2011 tax year.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make the majority of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training.   As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable.  However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

 For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our Articles of Incorporation and Bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Our Articles of Incorporation authorizes our board of directors to issue up to 100,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. These terms may include preferences as to dividends and liquidation, voting rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

In addition, Nevada corporate law and our Articles of Incorporation and Bylaws also contain other provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. One of these provisions allows any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur.  Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholders hold a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without their approval.

Mr. Hua Zeng (the future Chairman of the Board) and Jing Wang, or CEO, individually and as the owners of Truth Giver Group Limited, are the beneficial owners of approximately 60% of our outstanding voting securities. As a result, they possess significant influence, giving them the ability, among other things, to elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

Recent Developments

On March 31, 2011, we completed an acquisition of China Digital pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein China Digital is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

After giving effect to the Share Exchange Agreement, we are a 3D digital visual service provider based in China, specialized in providing one-stop-shop service and systems based on 3D image technology to domestic governments, real estate developers, game developers, the automotive industry and other commercial customers.  We operate through our wholly owned subsidiary Shenzhen Digital Image Technology Co., Limited.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•	Our ability to expand our presence in the PRC market as we plan, including the client base, and our industry presence.

•
Our ability to maintain a good relationship with our suppliers for continued supply of hardware equipment at a competitive price and quality in order to continue carrying out our current pricing strategy.

•	Our ability to attract and retain key management personnel as well as technical staff for technology integration and new product development in this competitive market.

Taxation

United States and Hong Kong

We are subject to United States federal income tax at a tax rate ranging from 15% to 35%. No provision for income taxes in the United States has been made as we have no taxable income derived from business effectively connected to the United States.

China Digital is incorporated in Hong Kong and is subject to Hong Kong profits tax.  In accordance with the relevant tax laws and regulations of Hong Kong, a company, irrespective of its residential status, is subject to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong.  No tax is levied on profits arising abroad, even if they are remitted to Hong Kong.  Therefore, China Digital is exempt from Hong Kong income tax since all the profits were derived from subsidiaries in the PRC and there were no assessable profits generated in Hong Kong.  The income tax rate in Hong Kong is 17.5%.

People’s Republic of China

Because all of our operations are conducted in the PRC, we are governed by the Enterprise Income Tax Law of the PRC (the "EIT Law"). This law and its implementing rules impose a unified EIT rate of 25% on all enterprises, unless they qualify for certain limited exceptions.

Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax at the rate of 25%. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Since 2008, we have been subject to tax at a statutory rate of 25% on income reported in our statutory financial statements filed after appropriate tax adjustments in the relevant periods. Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred.

Value Added Taxes – We are also subject to value added tax, or VAT, on the sale of our products. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice in the PRC, we pay VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient. Any tax penalty assessed is expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due. As of September 30, 2010 and 2009, we accrued $73,484 and $6,560, respectively, of unpaid VAT.

Results of Operations

Comparison of Twelve Months Ended September 30, 2010 and September 30, 2009

The following table sets forth key components of our results of operations during the twelve months periods ended September 30, 2010 and 2009, both in dollars and as a percentage of our net sales. As during the periods indicated China Digital Image Organization Co., Ltd. was the only entity in our combined business that had operations, the results of operations below refer only to that of China Digital Image Organization Co., Ltd.

	Twelve Months Ended		Twelve Months Ended
	September 30, 2010		September 30, 2009
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$8,754,397	100%	$5,573,617	100%
Cost of sales	3,098,559	35%	2,433,674	44%
Gross profit	5,655,838	65%	3,139,943	56%
Selling, General and Administrative Expenses	766,677	9%	537,529	10%
Operating Income	4,899,161	56%	2,602,414	47%
Other income & interest expense	6,802	0%	5,578	0%
Income Before Income Taxes	4,895,963	56%	2,607,992	47%
Provision for income taxes	1,060,149	12%	514,956	9%
Net income	3,835,814	44%	2,093,036	38%

Net Sales. Our net sales increased to $8,754,397 in the twelve months ended September 30, 2010 from $5,573,617 in the same period in 2009, representing a 57% increase year-on-year. This increase was mainly due to the increase in the number of clients, from 107 in 2009 to 235 clients in 2010, as well as a slight change in pricing for each client.

Cost of Sales. Our cost of sales increased to $3,098,559 in the twelve months ended September 30, 2010 from $2,433,674 in the same period in 2009. The cost of goods sold per sales ratio changed from 44% to 35%, mainly due to the significant improvement in purchase bargaining ability with larger quantities and cost control, which decreased the percentage of cost of goods sold to sales by 9% from 2009 to 2010.

Gross Profit and Gross Margin. Our gross profit increased to $5,655,838 in the twelve months ended September 30, 2010 from $3,139,943 in the same period in 2009. Gross profit as a percentage of net revenue was 65% and 56% for the twelve months ended September 30, 2010 and 2009, respectively. The increase in the gross margin was primarily due to greater efficiencies in cost control.

Selling, General and Administrative Expenses. Our selling, general and administration grew slightly to $766,677 in the twelve months ended September 30, 2010 from $537,529 in the same period in 2009. This increase was mainly due to our rapid growth as these costs are proportional to sales.

Other Income. Other income increased to $6,802 in the twelve months ended September 30, 2010 from $5,578 in the same period in 2009. This increase was mainly due to increase in our net interest income.

Income Before Income Taxes. Our income before income taxes increased to $4,895,963 in the twelve months ended September 30, 2010 from $2,607,992 in the same period in 2009. This increase was mainly due to the combination of increase in sales and improved gross margins and offset slightly by increase in selling, general and administrative expense.

Provision for income taxes. Our income tax increased to $1,060,149 in twelve months ended September 30, 2010 from $514,956 in 2009. This increase is mainly due to higher sales revenue which is mentioned above.

Comparison of Three Months Ended December 31, 2010 and December 31, 2009

The following table sets forth key components of our results of operations during the three months periods ended December 31, 2010 and 2009, both in dollars and as a percentage of our net sales. As the reverse acquisition of AMP was entered into after December 31, 2010, and during the periods indicated China Digital Image Organization Co., Ltd. was the only entity in our combined business that had operations, the results of operations below refer only to that of China Digital Image Organization Co., Ltd.

	Three Months Ended		Three Months Ended
	December 31, 2010		December 31, 2009
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$3,417,115	100%	$1,805,140	100%
Cost of sales	1,331,746	39%	833,041	46%
Gross profit	2,085,369	61%	972,099	54%
Selling, General and Administrative Expenses	242,851	7%	122,096	7%
Operating Income	1,842,518	54%	850,003	47%
Other income & interest expense	2,234	0%	2,441	0%
Income Before Income Taxes	1,844,752	54%	852,444	47%
Provision for income taxes	420,778	12%	170,489	9%
Net income	1,423,974	42%	681,955	38%

Net Sales. Our net sales increased to $3,417,115 in the three months ended December 31, 2010 from $1,805,140 in the same period in 2009, representing a 89% increase. This increase was mainly due to our continued expansion efforts of business operations with our expanded client base.

Cost of Sales. Our cost of sales increased to $1,331,746 in the three months ended December 31, 2010 from $833,041 in the same period in 2009. The cost of goods sold per sales ratio changed from 46% to 39%, mainly due to the fact that together with our increase in sales, we managed to achieve significant economies of scale, which decreased the percentage of cost of goods sold to sales by 7% during the period.

Gross Profit and Gross Margin. Our gross profit increased to $2,085,369 in the three months ended December 31, 2010 from $972,099 in the same period in 2009. Gross profit as a percentage of net revenue was 61% and 54% for the three months ended December 31, 2010 and 2009, respectively. The increase in the gross margin was primarily due to greater efficiencies in cost control.

Selling, General and Administrative Expenses. Our selling, general and administration grew by 98% to $242,851 in the three months ended December 31, 2010 from $122,096 in the same period in 2009. This increase was mainly due to our rapid growth in sales of 89% during the same period as these costs are proportional to sales.  In addition, the rising cost from our marketing efforts further contribute to our increase in SG&A costs for the period.

Other Income. Other income decreased slightly to $2,234in the three months ended December 31, 2010 from $2,441 in the same period in 2009. This decrease was mainly due to our bank charge of $454 from our banking transactions that offsets the increase in our net interest income.

Income Before Income Taxes. Our income before income taxes increased to $1,844,752 in the three months ended December 31, 2010 from $852,444 in the same period in 2009. This increase was mainly due to the combination of increase in sales and improved gross margins and offset slightly by increase in selling, general and administrative expense.

Provision for income taxes. Our income tax increase to $420,778 in three months ended December 31, 2010 from $170,489 in 2009. This increase is mainly due to higher sales revenue which is mentioned above.

Liquidity And Capital Resources

As of December 31, 2010 and September 30, 2010, we had cash and cash equivalents of $2,509,929 and $956,402, respectively, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Twelve Months Ended
	September 30,
	2010	2009
Net cash provided by operating activities	$3,971,800	$2,268,973
Net cash provided by (used in) investing activities	166,466	(58,643)
Net cash provided by (used in) financing activities	(4,691,154)	(2,629,576)
Effects of Exchange Rate Change in Cash	21,349	4,401
Net (Decrease) Increase in Cash and Cash Equivalents	(531,539)	(414,845)
Cash and Cash Equivalent at Beginning of the Year	1,487,941	1,902,786
Cash and Cash Equivalent at End of the Year	956,402	1,487,941

	Three Months Ended
	December 31,
	2010	2009
Net cash provided by operating activities	$1,536,813	$583,793
Net cash provided by (used in) investing activities	(7,734)	(3,701)
Effects of Exchange Rate Change in Cash	24,448	(39)
Net (Decrease) Increase in Cash and Cash Equivalents	1,553,527	580,053
Cash and Cash Equivalent at Beginning of the Period	956,402	1,487,941
Cash and Cash Equivalent at End of the Period	2,509,929	2,067,994

Operating activities

Net cash provided by operating activities was $1,536,813 for the three months ended December 31, 2010, as compared to net cash provided by operating activities of $583,793 for the same period in 2009. The change is attributable to the increase in net income of $742,019, the decrease of $54,348 in changes in accounts receivable, the increase of $1,605 in changes in other receivable, the decrease of $70,167 in changes of amount due from a shareholder, the increase of $8,700 in changes in accounts payable, the increase of $32,082 in changes in accrued expense and other payable, the decrease of $53,593 in changes in value-add tax liability, and the decrease of $6,663 in changes in income tax payable.

Investing activities

Net cash used in investing activities for the three months ended December 31, 2010 was $7,734, as compared to $3,701 net cash used in investing activities during the same period of 2009. The change is mainly attributable to the increased purchase of property, plant & equipment.

Financing activities

Net cash used in financing activities in the twelve months ended September 30, 2010 and 2009 represented the cash dividend paid.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in the digital video service industry and strives to continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Critical Accounting Policies

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Sales revenue is recognized at the completion of delivery to customers when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured at the date of completion of delivery. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded based on the Company’s historical collation history.  Allowance for doubtful accounts as of September 30, 2010 and 2009 were both nil.

Impairment of Long-Lived Assets

The Company adopted the Property, Plant and Equipment Topic of the Codification, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2010, there were no impairments of its long-lived assets.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended September 30, 2010 and 2009 included net income and foreign currency translation adjustments.

Foreign Currency Translation

As of September 30, 2010 and September 30, 2009, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency translation”, included in the Codification as ASC830, Foreign Currency Matters, with the CNY as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Recent Accounting Pronouncements

In October 2009, the FASB issued, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. This is effective beginning January 1, 2011. The adoption of this topic does not have a material effect on the Company’s financial statements

In October 2009, the FASB issued, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the amendments, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). This amendment is effective beginning January 1, 2011. The adoption of this topic does not have a material effect on the Company’s financial statements

On February 25, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09 Subsequent Events Topic 855, “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of US GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On March 5, 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815, “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging – Embedded Derivatives – Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU is effective for the Company on July 1, 2010. Early adoption is permitted. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on January 1, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2011 by (i) any person or group with more than 5% of any class of our voting stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Bagua 1st Rd., 9th Floor, Pengji Commercial Space Building, Futian District, Shenzhen 518028 People’s Republic of China.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of March 31, 2011 based upon 32,503,652 shares of common stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership		Percent Common Stock

Hua Zeng	To become Chairman	10,214,838	(1)	31.4%

Jing Wang	Chief Executive Officer and to become a Director	9,836,493	(1)	30.3%

Yongqing Ma	Chief Financial Officer and to become a Director	-		*

Thomas E. Mills	Director and former CEO	32,930		*

All officers and directors as a group (four persons named above)		19,517,191		60.0%

Well Trend Consultants Limited		-	(2)	9.0	%(2)

* Less than 1%
- N/A

(1) 567,070 of such shares are indirectly owned through control and ownership of Truth Giver Group Limited, a company incorporated under the laws of the British Virgin Islands. Hua Zeng, our future Chairman, and Jing Wang, our CEO and future director are the owners of Truth Giver Group Limited.

(2)  Pursuant to the terms of that certain Consultancy Agreement dated September 25, 2010 between China Digital Image Organization Co., Limited and Well Trend Consultants Limited (“Well Trend”), as a result of the Exchange, AMP became obligated to issue Well Trend shares of its common stock equal to 9% of its total shares outstanding.  Therefore, Well Trend may be considered the beneficial owner of 9% of the Company’s outstanding common stock.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Hua Zeng	29	To become a Director (Chairman)
Jing Wang	35	Chief Executive Officer, President and to become a Director
Yongqing Ma	40	Chief Financial Officer, Treasurer and Secretary and to become a Director
Thomas Mills	43	Director

Hua Zeng  Mr. Zeng has served as Executive Director of China Digital since its incorporation in August 2009 and was one of the co-founders of China Digital.  He has served as the Chief Executive Officer of Shenzhen Holding Company since April 2009.  From June 2004 to April 2009 he served as the Chief Executive Officer of Shenzhen Digital Image 3D Design and Development Co., Ltd, one of our Operating Subs.  From 2003 to 2004, he served as national brand promotion manager in Huipu (China). In 2004, he started to launch his own business and entered into 3D animation industry in 2006.  He graduated from the School of Arts and Crafts in Hangzhou and majored in decoration design.  Mr. Zeng was selected to serve as Chairman because of his experience in management and the digital graphics business.

Jing Wang  Ms. Wang was elected as the Chief Executive Officer and President of the Company in March 2011 and has served as the General Vice President of Shenzhen Digital Image Technology Co., Ltd., one of our Operating Subs, since August 2006.  From June 2004 to August 2006, she served as a General Manager of the operations department within that company.  Her duties with Shenzhen Digital Image Technology Co., Ltd. began in customer service and she was ultimately promoted to General Manager of the operations department in April 2006.  She graduated from Hubei Huangshi College. Ms. Wang was selected to serve as a director because of her experience in marketing and customer relations.

Yongqing Ma  Ms. Ma was elected as the Chief Financial Officer of the Company in March 2011.  From January 2009 to September 2010 she served as the Chief Financial Officer of Sino Green Land Corporation.  From January 2006 to August 2007 she served as Vice president of finance of PacificNet Inc. She has served as a director of Shenzhen Longtou Investment Limited & Longtou Investment (China) Limited since February 2004.    Ms. Ma was selected to serve as a director because of her experience in finance management and investment.

Thomas  Mills  Mr. Mills is presently our sole director and was our sole officer and director since July 10, 2009.  Mr. Mills was the co-founder of Thrust Energy Corp., an oil and gas exploration company in June 2005, and has been its Chief Executive Officer, President, Chief Financial Officer and a director since inception.  Mr. Mills was the co-founder of Kingston Mines Ltd., a mineral exploration company in June 2005, and was its Vice-President, Chief Financial Officer and a director until April 2008.  Mr. Mills also served as the President of Kingston Mines Ltd. from January 2008 until April 2008.  Since February 2009, Mr. Mills has also been the sole executive officer and director of Novagen Solar Inc., a privately held enterprise engaged in the sale of photovoltaic products.  He received his Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree with an emphasis on management and organizational behavior, obtained from the University of Waterloo, Waterloo, Ontario in 1992.  Mr. Mills was called to the Bar of British Columbia  in 1997,  and  remains  a  practicing  member.

Family Relationships:

There is no family relationship among any of our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended September 30, 2009 and 2010

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Jing Wang, Chief Executive Officer	2009(1)	16,554	0	16,554
	2010(1)	17,365	0	17,365
Thomas E. Mills, former Chief Executive Officer	2009(2)	0	0	0
	2010(2)	0	0	0

(1)	Represents compensation paid by our Operating Subs for the years ended September 30, 2010 and 2009.
(2)	Represents compensation paid by AMP for the years ended March 31, 2010 and 2009.

On March 31, 2011, we acquired China Digital in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction Jing Wang became our Chief Executive Officer.  Prior to the effective date of the reverse acquisition, Mr. Thomas E. Mills served as the Chief Executive Officer and President of AMP.  The compensation shown in this table includes the amounts Jing Wang received from the Operating Subs prior to the consummation of the reverse acquisition.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of China Digital, the Operating Subs, our operating affiliates were private limited companies organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders. In addition, each employee is required to enter into an employment agreement. Accordingly, all our employees, including management, have executed our employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Jing Wang’s employment agreement provides for an annual salary of RMB 80,000 (approximately $11,765).

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended September 30, 2010, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended September 30, 2010 and currently no compensation arrangements are in place for the compensation of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2009 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Reverse Merger

On March 31, 2011, we entered into and closed a share purchase and exchange agreement, or the “Share Exchange Agreement”, with China Digital Image Organization Co., Limited, or “China Digital,” the shareholders of China Digital and Thomas E. Mills, pursuant to which we acquired 100% of the issued and outstanding capital stock of China Digital in exchange for (i) 31,528,651 shares of our Common Stock, which collectively constituted approximately 97.0% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement and (ii) payment (the “Cash Component”) of $2,368,471.35.  The Cash Component is payable in full within 12 months after the Closing.

In connection with the share exchange, Thomas E. Mills sold 567,070 shares of AMP common stock to Truth Giver Group Limited in exchange for an aggregate payment of $300,000.  Thomas Mills is currently a director and was our Chief Executive Officer until the share exchange.

Zeng Hua, our future Chairman, and Wang Jing, our Chief Executive Officer, are the beneficial owners of a majority of the capital stock and voting power of AMP, as well as the Operating Subs.

AMP Related Party Loans

During the fiscal years ended March 31, 2010 and 2011, Thomas Mills, our Director and former sole officer and former majority shareholder, or an entity affiliated with Mr. Mills, advanced the company $2,436 and $9,591 respectively, for certain recurring standard corporate expenses such as accounting and corporate filing fees.  As of December 31, 2010, the Company owed a total principal balance of $12,025 related to these payables.  Of such amount, $8,284 was owed to Mr. Mills individually and $3,741 was owed to Moneris Corporate Services Ltd. (“Moneris”), an entity affiliated with Mr. Mills.  Moneris is owned and controlled by Mr. Mills’ mother.  No interest was incurred with respect to such amounts.   As of March 31, 2011, all of such amounts have been paid off in full.

China Digital Loans

Prior to the acquisition of China Digital by AMP, certain related parties were issued loans by the Operating Subs.  The Company had amounts due from a shareholder for both the years ending September 30, 2009 and September 30, 2010, of $1,173 and $1,290, respectively. The balances had no fixed repayment terms, were unsecured, interest-free and due upon demand.  At December 31, 2010, all amounts due from the related party were paid off.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "AMPC". Trading of our stock is sporadic and does not constitute an established public market for our shares.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The following quotations obtained from Yahoo! Finance reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

QUARTER ENDED	HIGH	LOW
June 30, 2008	$1.00	$0.40
September 30, 2008	$0.50	$0.20
December 31, 2008	$0.30	$0.10
March 31, 2009	$0.20	$0.10
June 30, 2009	$1.70	$0.20
September 30, 2009	$3.00	$1.00
December 31, 2009	$2.50	$2.50
March 31, 2010	$4.00	$1.20
June 30, 2010	$5.00	$1.50
September 30, 2010	N/A	N/A
December 31, 2010	$0.25	$0.10

Holders

As of March 31, 2011, immediately prior to the Share Exchange, there were approximately 34 stockholders of record of the 975,001 shares of our common stock.

Dividends

In the past, we have not distributed earnings to shareholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Substantially all of our revenues are earned by the Operating Subs. PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.  Pursuant to the terms of that certain Consultancy Agreement dated September 25, 2010 between China Digital Image Organization Co., Limited and Well Trend Consultants Limited (“Well Trend”), as a result of the Exchange, AMP became obligated to issue Well Trend shares of its common stock equal to 9% of its total shares outstanding.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.0001 per share.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.  To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As of March 31, 2011, we had a total of 32,503,652 shares of common stock outstanding immediately after the consummation of the Share Exchange.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

We have not issued any shares of our preferred stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•
for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation's disinterested stockholders.  The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.  Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Although we are not currently subject to these “control share” provisions since we do not conduct business directly or indirectly in Nevada and have less than 100 stockholders of record who are Nevada residents, there can be no assurance that in the future such provisions will not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is Holladay Stock Transfer, Inc.  Their mailing address is 2939 North 67th Place, Scottsdale, Arizona  85251, and their phone number is (480) 481-3940.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The current Bylaws of the Company provide that the Company shall indemnify its directors and officers as permitted under Nevada law. The Company is permitted by the Bylaws to purchase and maintain insurance on behalf of its officers and directors against any liability and expense incurred in such capacity, whether or not the Company would have the power to indemnify such person against such liability.

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 2.03  Creation of a Direct Financial Obligation

On March 31, 2011, pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of China Digital in exchange for (i) 31,528,651 shares of our Common Stock, which collectively constituted approximately 97.0% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement and (ii) payment (the “Cash Component”) of $2,368,471.35. The Cash Component is payable in full within 12 months after the Closing and is evidenced by promissory notes, the form of which is attached to the Share Exchange Agreement, which is filed with this Report as Exhibit 2.1. There is no interest payable with respect to the promissory notes.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On March 31, 2011, we issued 31,528,651 shares of our Common Stock, which collectively constituted approximately 97.0% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. We issued the Common Stock and agreed to make payment to the China Digital Shareholders, their affiliates or assigns, in cash (the “Cash Component”) of $2,368,471.35. The Cash Component is payable in full within 12 months after the Closing. The total consideration is all the issued and outstanding capital stock of China Digital. The number of our shares issued to the shareholders of China Digital was determined based on an arms-length negotiation. The issuance of our shares to the shareholders of China Digital was made in reliance on the exemption provided by Regulation S under the Securities Act.

We issued securities in reliance upon Regulation S under the Securities Act. Each shareholder who received the securities in such instance was not a United States person as defined in Regulation S. In addition, the Company did not conduct any selling efforts directed at the United States in connection with the offering. All shares of common stock issued pursuant to Regulation S included a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be “restricted securities.” As a result, such recipients of the shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with China Digital, the former shareholders of China Digital now own 98.7% of the total outstanding shares of our common stock.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, Thomas E. Mills, our CEO, President, CFO, Secretary, Treasurer and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on March 31, 2011, increased the size of our board of directors to three directors and appointed Hua Zeng (Chairman of the Board), Jing Wang and Yongqing Ma to fill the vacancies created by such resignations and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignations of Thomas E. Mills on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced by the executive officers of our Operating Subs upon the closing of the reverse acquisition as indicated in more detail above.

For certain biographical and other information regarding the newly appointed officers, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 31, 2011, our Board of Directors unanimously approved the amendment of our Bylaws to amend:

•
Article III, which provided that our shareholders and board of directors could take action by unanimous written consent.  The amended provision allows the board of directors to take action by unanimous written consent but is silent as to shareholder actions by written consent, which is already permitted under Article I, section 08 of our Bylaws if authorized by the written consent of shareholders holding at least a majority of the voting power, unless a greater proportion of voting power is otherwise required by law or under our Articles of Incorporation.

•
Article IV, section 01, which required the offices of president and secretary to be held by different persons if the company had more than one director.  The amended provision provides that any office may be held by the same person.

•	Article IV, section 02, which required the president to be a director. The amended provision does not require any officer to be a director.

A copy of the Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K.

Change of Fiscal Year

The year-end for China Digital is September 30.  On March 31, 2011, the Board of Directors of AMP approved changing the fiscal year-end of AMP from March 31 to September 30 as a result of the reverse acquisition of China Digital.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of China Digital Image Organization Co., Limited and subsidiaries for the fiscal years ended September 30, 2010 and 2009 and unaudited consolidated financial statements of China Digital Image Organization Co., Limited and subsidiaries for the three months ended December 31, 2010 and 2009.

(b)	Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of AMP Productions, Ltd. and its subsidiaries for the requisite periods.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Purchase and Exchange Agreement, dated as of March 31, 2011, among AMP Productions, Ltd., China Digital Image Organization Co., Limited, the shareholders of China Digital and Thomas Mills
3.1	Amended and Restated Articles of Incorporation, dated September 23, 2010
3.2	Amended and Restated Bylaws, dated March 31, 2011
4.1(1)	Form of Stock Certificate
10.1	Consultancy Agreement dated September 25, 2010, between China Digital Image Organization Co., Limited and Well Trend Consultants Limited
21	Subsidiaries of the Company

(1)	Filed as an exhibit to the Company’s Form 10-KSB filed with the SEC on June 24, 2004 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2011

AMP Productions, Ltd.
(Registrant)

/s/ Jing Wang
*Signature

Chief Executive Officer
Title

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Report of Independent Registered Public Accounting Firm

Sole Director and Sole Stockholder of
China Digital Image Organization Co., Limited

We have audited the accompanying consolidated balance sheets of China Digital Image Organization Co., Limited as of September 30, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2010. China Digital Image Organization Co., Limited’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Digital Image Organization Co., Limited as of September 30, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Clement C. W. Chan & Co.
Clement C. W. Chan & Co.

Certified Public Accountants

3/F., & 5/F., Heng Shan Centre, 145 Queen’s Road East, Wanchai, Hong Kong
December 24, 2010

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED BALANCE SHEETS

	Notes	September 30,	September 30,
		2010	2009

ASSETS
Current Assets
Cash and cash equivalents		$956,402	1,487,941
Accounts receivable		285,992	138,419
Amount due from a shareholder	3	1,173	1,290
Other receivables		19,677	14,917
Total Current Assets		1,263,244	1,642,567

Property and equipment, net	2	127,438	103,796

Total Assets		$1,390,682	1,746,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current and Total Liabilities
Accounts payable		$-	$93,441
Accrued expenses and other payable		117,978	99,421
Value-added tax payable		73,484	6,560
Income tax payable	5	425,458	155,010
Total Current and Total Liabilities		616,920	354,432

Stockholders' Equity
Common stock, HK$1 par value, 10,000 shares authorized, issued and outstanding	6	1,290	1,290
Additional paid-in capital		283,265	63,890
Statutory reserves	7	146,429	36,480
Accumulated other comprehensive income	8	127,355	109,559
Retained earnings		215,423	1,180,712
Total Stockholders' Equity		773,762	1,391,931

Total Liabilities and Stockholders' Equity		$1,390,682	$1,746,363

The accompanying notes are an integral part of these consolidated financial statements.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009

Sales	$8,754,397	$5,573,617

Cost of sales	(3,098,559)	(2,433,674)

Gross profit	5,655,838	3,139,943

Selling, general and administrative expenses	(766,677)	(537,529)

Income from operations	4,889,161	2,602,414

Other Income (Expense)
Interest income	7,531	6,182
Interest expense	(729)	(604)
Total other Income	6,802	5,578

Income before income taxes	4,895,963	2,607,992

Provision for income taxes	(1,060,149)	(514,956)

Net income	$3,835,814	$2,093,036

Weighted average common shares outstanding
Basic	10,000	10,000
Diluted	10,000	10,000

Net income per common share
Basic	$383.58	$209.30
Diluted	$383.58	$209.30

Net income	$3,835,814	$2,093,036
Other comprehensive income	17,796	1,753
Comprehensive income	$3,853,610	$2,094,789

Dividend paid	$4,691,154	$2,629,576

Dividend per share	$469	$263

The accompanying notes are an integral part of these consolidated financial statements.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,835,814	$2,093,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,816	20,409
Changes in operating assets and liabilities:
Accounts receivable	(142,076)	(50,736)
Other receivable	(4,369)	(6,135)
Amount due from a shareholder	116	(1,290)
Accounts payable	(93,509)	93,337
Accrued expense and other payable	16,036	22,453
Value-added tax liability	65,581	6,553
Income tax payable	262,391	91,346

Net cash provided by operating activities	3,971,800	2,268,973

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(52,909)	(59,933)
Increase in paid-in capital	-	1,290
Increase in additional paid-in capital	219,375	-

Net cash provided by/(used in) investing activities	166,466	(58,643)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend paid	(4,691,154)	(2,629,576)

Net cash used in financing activities	(4,691,154)	(2,629,576)

Effect of exchange rate changes on cash and cash equivalents	21,349	4,401

Net decrease in cash and cash equivalents	(531,539)	(414,845)

Cash and cash equivalents, beginning balance	1,487,941	1,902,786

Cash and cash equivalents, ending balance	$956,402	$1,487,941

The accompanying notes are an integral part of these consolidated financial statements.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	Common stock		Additional	Other			Total
	Stock		Paid-in	Comprehensive	Statutory	Retained	Stockholders
	outstanding	Amount	Capital	Income	Reserves	Earnings	Equity
Balance September 30, 2008	10,000	$1,290	$63,890	$107,806	$29,175	$1,724,557	$1,926,718

Foreign currency translation adjustments	-	-	-	1,753	-	-	1,753

Transferred to Statutory reserve	-	-	-	-	7,305	(7,305)	-

Income for the year ended September 30, 2009	-	-	-	-	-	2,093,036	2,093,036

Dividend paid	-	-	-	-	-	(2,629,576)	(2,629,576)
Balance September 30, 2009	10,000	1,290	63,890	109,559	36,480	1,180,712	1,391,931

Foreign currency translation adjustments	-	-	-	17,796		-	17,796

Addition	-	-	219,375			-	219,375

Transferred to Statutory reserve	-	-	-		109,949	(109,949)	-

Income for the year ended September 30, 2010	-	-	-			3,835,814	3,835,814

Dividend paid	-	-	-			(4,691,154)	(4,691,154)
Balance September 30, 2010	10,000	$1,290	$283,265	$127,355	$146,429	$215,423	$773,762

The accompanying notes are an integral part of these consolidated financial statements

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 1 - ORGANIZATION

China Digital Image Organization Co., Limited (“the Company”) was incorporated in Hong Kong on August 5, 2009. The Company holds 100% of Shenzhen Digital Vision Pictures Limited (“SZ DVP”), a company incorporated in Shenzhen, Peoples’ Republic of China (“PRC”), and ultimately holds 100% of Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd. (formerly known as Shenzhen WeiShengMing Industrials Co., Ltd), a company also incorporated in Shenzhen, PRC.

The Company is an investment holding company.  The principal activities of its subsidiaries (together with the Company, collectively the "Group") are engaged in sales in majority of software promotion related products to customers in the nature of demonstration video and motion pictures using the application of three-dimension vision technology.

Pursuant to a series of transactions completed in October, 2010, the Company became the holding company now comprising the Group ("Group Reorganisation").  In October, 2010, the Company acquired 100% interest of SZ DVP (which directly hold 100% interest in Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd.).  Prior to and after this acquisition, both the Company and SZ DVP were controlled by same party, Zeng Hua.  Zeng Hua already controlled and held 100% interest in Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd. in January, 2007 (prior to the two years ended September 30, 2010).  In August, 2010, SZ DVP acquired 100% interest of Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd.  Prior to and after this acquisition, both SZ DVP and Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd., were controlled by Zeng Hua.

Since the Company and the companies now comprising the Group were under common control of the ultimate controlling party, Zeng Hua both before and after the completion of the Group Reorganisation, the Group Reorganisation has been accounted for using merger accounting.  The Consolidated Financial Statements have been prepared on the basis as if the Company had always been the holding company of the companies now comprising the Group and the group structure had been in existence throughout the two years ended September 30, 2010 and 2009 as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”.

These consolidated financial statements present the Company and its subsidiaries on a historical basis.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and represent the historical results of the consolidated group. The Company adopted the new accounting guidance (“Codification”) on July 1, 2009. For the years ended September 30, 2010 and 2009, all reference for periods subsequent to July 1, 2009 are based on the codification. The Company's functional currency is the Chinese Renminbi; however the accompanying Consolidated Financial Statements have been translated and presented in the United States Dollars.

Principles of Consolidation

The Consolidated Financial Statements incorporate the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The net assets of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognised in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination, to the extent of the continuation of the controlling party’s interest.

The Consolidated Statements of Comprehensive Income includes the results of each of the combining entities or businesses from the earliest date presented or since the date when the combining entities or businesses first came under common control, where this is a shorter period.

A business combination involving entities or businesses under common control is a business combination in which all of the combining entities or businesses are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. Such business combinations are referred to as common control combinations which is in line with U.S. GAAP.

Translation Adjustment

As of September 30, 2010 and September 30, 2009, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency translation”, included in the Codification as ASC830, Foreign Currency Matters, with the CNY as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended September 30, 2010 and 2009 included net income and foreign currency translation adjustments.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There were no contingencies of this type as of September 30, 2010 and 2009.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There were no contingencies of this type as of September 30, 2010 and 2009.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded based on the Company’s historical collation history.  Allowance for doubtful accounts as of September 30, 2010 and 2009 were both nil.

Inventories

Inventories are valued at the lower of cost or market.  Costs related to the productions of the Company’s products are capitalised as incurred.  There were no inventory as of September 30, 2010 and 2009.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Furniture and fixture	5 years

Motor vehicles	10 years

Office equipment	5 years

As of September 30, 2010 and 2009 Property, Plant & Equipment consist of the following:

	2010	2009

Furniture and fixture	$36,269	$34,748
Motor vehicles	16,296	-
Office equipment	151,721	112,588

Total	$204,286	$147,336

Accumulated depreciation	(76,848)	(43,540)

	$127,438	$103,796

Depreciation expense for the years ended September 30, 2010 and 2009 was $31,816 and $20,409, respectively.

Long-Lived Assets

The Company adopted the Property, Plant and Equipment Topic of the Codification, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2010, there were no impairments of its long-lived assets.

Fair Value of Financial Instruments

The Financial Instrument Topic of the Codification requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the Balance Sheet for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Sales revenue is recognized at the completion of delivery to customers when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured at the date of completion of delivery. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.  For the years ended September 30, 2010 and 2009, the Company incurred advertising expenses of $4,926 and $1,139 respectively.

Shipping and Handling Fees

The Company follows FASB ASC Topic 605-45, “Handling Costs, Shipping Costs”.  The Company does not charge its customers for shipping and handling.  The Company classifies shipping and handling fees as part of selling, general and administrative expenses.  During the years ended September 30, 2010 and 2009, the Company incurred shipping and handling fees and costs of $4,796 and $172 respectively.

Income Taxes

The Company utilizes the accounting standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 740 which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), codified in FASB ASC Topic 740. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements. At September 30, 2010 and 2009, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Statement of Cash Flows

 In accordance with SFAS 95 “Statement of Cash Flows”, codified in FASB ASC Topic 230, cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with FASB ASC Topic 260, “Earnings per Share”.  Basic earnings per share is based upon the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company has a diversified customer base. A majority of sales are either cash receipt in advance or cash receipt upon delivery.  During the years ended September 30, 2010, and 2009 no customers accounted for more than 10% of net revenue.  As of September 30, 2010 and 2009, no and three customers accounted for more than 10% of net accounts receivable, respectively (note 11).  For those credit sales, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Recent Accounting Pronouncements

In October 2009, the FASB issued, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. This is effective beginning January 1, 2011. The adoption of this topic does not have a material effect on the Company’s financial statements

In October 2009, the FASB issued, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the amendments, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). This amendment is effective beginning January 1, 2011. The adoption of this topic does not have a material effect on the Company’s financial statements

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On February 25, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09 Subsequent Events Topic 855, “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of US GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On March 5, 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815, “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging – Embedded Derivatives – Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU is effective for the Company on July 1, 2010. Early adoption is permitted. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on January 1, 2011.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of September 30, 2010, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

Note 3 - DUE FROM A SHAREHOLDER

As of September 30, 2010 and September 30, 2009, the Company has amount due from a shareholder of $1,173 and $1,290, respectively.

Note 4 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 5 - INCOME TAXES

The Company operates in more than one jurisdictions with the main operations conducted in PRC and virtually no activities in USA with complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities. The Company evaluates its tax positions and establishes liabilities, if required.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As from January 1, 2008 onwards, the EIT is at a statutory rate of 25%.

Provision for income taxes for each of the two years ended September 30, 2010 and 2009 consists of entirely of current taxes.  There were no deferred tax differences in 2010 and 2009.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as interest expense and penalties in selling, general and administrative expenses in the statements of income and comprehensive income.

For the years ended September 30, 2010 and 2009, the Company had no unrecognized tax benefits and related interest and penalties expenses.  Currently, the Company has not received any notice of examination by the tax authority in major tax jurisdictions, but the tax authority in PRC has the right to examine the Company’s tax positions in all past years.

Income tax payable in the Consolidated Balance Sheets is comprised as follows :

	2010	2009

Balance brought forward	$(155,010)	$(63,400)

Current tax provision for the year	(1,060,149)	(514,956)

Tax paid during the year	789,701	423,346

Balance carried forward	$(425,458)	$(155,010)

Note 6 - COMMON STOCK

The Company was incorporated in Hong Kong as a private limited company on August 5, 2009 with an Authorized Capital of HK$10,000 (US$1,290) made up of 10,000 Ordinary Shares of HK$1 (US$0.129) each.

On incorporation of the Company, the Company issued all 10,000, Ordinary Shares of HK$1 (US$0.129) at par each, fully paid to a shareholder.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 7 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital. Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2010 and September 30, 2009, the Company had allocated $146,429 and $36,480, respectively, to these non-distributable reserve funds.

Note 8 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at September 30, 2010 and 2009, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at September 30, 2008	$107,806	$107,806
Change for 2009	1,753	1,753
Balance at September 30, 2009	109,559	109,559
Change for 2010	17,796	17,796
Balance at September 30, 2010	$127,355	$127,355

Note 9- CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 10 - MAJOR CUSTOMERS AND CREDIT RISK

Five customers accounted for more than 5% of accounts receivable at September 30, 2010 and 2009, totaling 31% and 53% respectively.  As of September 30, 2010 and 2009, nil and five vendors accounted for more than 6% of accounts payable, totaling 0% and 76% respectively.

The largest five customers accounted for 8% and 28% of sales for the years ended September 30, 2010 and 2009 respectively.  The largest five vendors supplied 48% and 53% of purchases for the years ended September 30, 2010 and 2009 respectively.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

Note 11 - NON-FINANCIAL IMPACT OF THE COMPANY

Leases

As at September 30, 2010 and 2009, the Company had total future aggregate minimum lease payments under non-cancellable operating leases as follows:

	2010	2009

Within 1 year	$52,254	$87,750

In the second year	-	51,188

	$52,254	$138,938

At September 30, 2010, the operating leases of office premises located in PRC with monthly rental payment of USD7,330 have leases term expiry date in 2011.  At September 30, 2009, the operating leases of office premises located is PRC with monthly rental payment of USD7,304 had leases term expiry date in 2011.

Note 12 - SUBSEQUENT EVENTS

For the year ended September 30, 2010, the Company has evaluated subsequent events through December 24, 2010 (date of issue of this consolidated financial statements), for potential recognition disclosure.  No significant events occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED BALANCE SHEETS

		December 31, 2010	September 30, 2010
		(Unaudited)	(Audited)
	Notes
ASSETS

Current Assets
Cash and cash equivalent		$2,509,929	$956,402
Accounts receivable		234,923	285,992
Amount due from a shareholder	3	-	1,173
Other receivables		21,552	19,677
Total Current Assets		2,766,404	1,263,244

Property and equipment, net	2	125,769	127,438

Total Assets		$2,892,173	$1,390,682

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current and Total Liabilities
Accounts payable		$8,772	$-
Accrued expenses and other payable		92,556	117,978
Amount due to a shareholder	3	368,549	-
Value-added tax payable		79,713	73,484
Income tax payable	5	424,293	425,458
Total current and Total Liabilities		973,883	616,920

Stockholders’ Equity
Common stock, HK$1 par value, 10,000 shares authorized, issued and outstanding	6	1,290	1,290
Additional paid-in capital		-	283,265
Statutory reserves	7	146,429	146,429
Accumulated other comprehensive income	8	148,423	127,355
Retained earnings		1,622,148	215,423
Total Stockholders’ Equity		1,918,290	773,762

Total Liabilities and Stockholders’ Equity		$2,892,173	$1,390,682

The accompanying notes are an integral part of these consolidated financial statements.

F-1

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

	2010	2009

Sales	$3,417,115	$1,805,140

Cost of sales	(1,331,746)	(833,041)

Gross profit	2,085,369	972,099

Selling, general and administrative expenses	(242,851)	(122,096)

Income from operations	1,842,518	850,003

Other Income (Expense)
Interest income	2,688	2,441
Bank charges	(454)	-
Total other income	2,234	2,441

Income before income taxes	1,844,752	852,444

Provision for income taxes	(420,778)	(170,489)

Net income	$1,423,974	$681,955

Weighted average common shares outstanding
Basic	10,000	10,000
Diluted	10,000	10,000

Net income per common share
Basic	$142.40	$68.20
Diluted	$142.40	$68.20

Net income	$1,423,974	$681,955
Other comprehensive income	21,068	42
Comprehensive income	$1,445,042	$681,997

The accompanying notes are an integral part of these consolidated financial statements.

F-2

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,423,974	$681,955
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation	9,403	7,049
Changes in operating assets and liabilities :
Accounts receivable	54,348	(72,395)
Other receivable	(1,605)	1,921
Amount due from/to a shareholder	70,167	-
Accounts payable	8,700	(65,798)
Accrued expense and other payable	32,082	(12,021)
Value-added tax liability	(53,593)	27,632
Income tax payable	(6,663)	15,450

Net cash provided by operating activities	1,536,813	583,793

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,734)	(3,701)

Net cash used in investing activities	(7,734)	(3,701)

Effect of exchange rate changes on cash and cash equivalents	24,448	(39)

Net increase in cash and cash equivalents	1,553,527	580,053

Cash and cash equivalents, beginning balance	956,402	1,487,941

Cash and cash equivalents, ending balance	$2,509,929	$2,067,994

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(UNAUDITED)

	Common Stock outstanding	Common stock Amount	Additional paid-in capital	Other comprehensive income	Statutory reserves	Retained earnings	Total Stockholders equity

Balance September 30, 2009	$10,000	$1,290	$63,890	$109,559	$36,480	$1,180,712	$1,391,931

Foreign currency translation adjustments	-	-	-	17,796	-	-	17,796

Addition	-	-	219,375	-	-	-	219,375

Transferred to Statutory reserve	-	-	-	-	109,949	(109,949)	-

Income for the year ended September 30, 2010	-	-	-	-	-	3,835,814	3,835,814

Dividend paid	-	-	-	-	-	(4,691,154)	(4,691,154)

Balance September 30, 2010	10,000	1,290	283,265	127,355	146,429	215,423	773,762

Foreign currency translation adjustments	-	-	-	21,068	-	-	21,068

Income for the period ended December 31, 2010	-	-	-	-	-	1,423,974	1,423,974

Distribution upon Group Reorganization	-	-	(283,265)	-	-	(17,249)	(300,514)

Balance December 31, 2010	$10,000	$1,290	$-	$148,423	$146,429	$1,622,148	$1,918,290

The accompanying notes are an integral part of these consolidated financial statements

F-4

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 1 - ORGANIZATION

China Digital Image Organization Co., Limited (“the Company”) was incorporated in Hong Kong on August 5, 2009. The Company holds 100% of Shenzhen Digital Vision Pictures Limited (“SZ DVP”), a company incorporated in Shenzhen, Peoples’ Republic of China (“PRC”), and ultimately holds 100% of Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd. (formerly known as Shenzhen WeiShengMing Industrials Co., Ltd), a company also incorporated in Shenzhen, PRC.

The Company is an investment holding company.  The principal activities of its subsidiaries (together with the Company, collectively the "Group") are engaged in sales in majority of software promotion related products to customers in the nature of demonstration video and motion pictures using the application of three-dimension vision technology.

Pursuant to a series of transactions completed in October, 2010, the Company became the holding company now comprising the Group ("Group Reorganization").  In October, 2010, the Company acquired 100% interest of SZ DVP (which directly hold 100% interest in Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd.).  Prior to and after this acquisition, both the Company and SZ DVP were controlled by same party, Zeng Hua.  Zeng Hua already controlled and held 100% interest in Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd. in January, 2007 (prior to the two years ended September 30, 2010).  In August, 2010, SZ DVP acquired 100% interest of Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd.  Prior to and after this acquisition, both SZ DVP and Shenzhen Shu Ying Three-dimensional Design & Development Co., Ltd., were controlled by Zeng Hua.

Since the Company and the companies now comprising the Group were under common control of the ultimate controlling party, Zeng Hua both before and after the completion of the Group Reorganization, the Group Reorganization has been accounted for using merger accounting.  The Consolidated Financial Statements have been prepared on the basis as if the Company had always been the holding company of the companies now comprising the Group and the group structure had been in existence throughout the three months ended December 31, 2010 and year ended September 30, 2010 as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”.

These unaudited consolidated financial statements were prepared by the Company pursuant to the rules and regulations of the SEC.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) that are, in the opinion of management, necessary to present fairly the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) were omitted pursuant to such rules and regulations.  These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended September 30, 2010.  The results for the three months ended December 31, 2010, are not necessary indicative of the results to be expected for the full year ending September 30, 2011.

These financial statements present the Company and its subsidiaries on a historical basis.

F-5

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company adopted the new accounting guidance (“Codification”) on July 1, 2009. For the three months ended December 31, 2010, all reference for periods subsequent to July 1, 2009 are based on the codification. The Company's functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in the United States Dollars.

Principles of Consolidation

The consolidated financial statements incorporate the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination, to the extent of the continuation of the controlling party’s interest.

The Consolidated Statements of Comprehensive Income includes the results of each of the combining entities or businesses from the earliest date presented or since the date when the combining entities or businesses first came under common control, where this is a shorter period.

A business combination involving entities or businesses under common control is a business combination in which all of the combining entities or businesses are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. Such business combinations are referred to as common control combinations, which is in line with U.S. GAAP.

Translation Adjustment

As of December 31, 2010 and September 30, 2010, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency translation”, included in the Codification as ASC830, Foreign Currency Matters, with the CNY as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the three months ended December 31, 2010 and 2009 included net income and foreign currency translation adjustments.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There were no contingencies of this type as of December 31, 2010 and September 30, 2010.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There were no contingencies of this type as of December 31, 2010 and September 30, 2010.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

F-7

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded based on the Company’s historical collection history.  Allowance for doubtful accounts as of December 31, 2010 and September 30, 2010 were both nil.

Inventories

Inventories are valued at the lower of cost or market.  Costs related to the productions of the Company’s products are capitalized as incurred.  There were no inventory as of December 31, 2010 and September 30, 2010.

Property, Plant & Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Furniture and fixtures	5 years
Motor vehicles	10 years
Office equipment	5 years

As of December 31, 2010 and September 30, 2010 Property, Plant & Equipment consist of the following:

	12/31/2010	09/30/2010
Furniture and fixtures	$38,097	$36,269
Motor vehicles	16,296	16,296
Office equipment	157,627	151,721

Total	$212,020	$204,286

Accumulated depreciation	(86,251)	(76,848)

	$125,769	$127,438

Depreciation expense for the three months ended December 31, 2010 and 2009 was $9,403 and $7,049, respectively.

F-8

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company adopted the Property, Plant and Equipment Topic of the Codification, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2010 and September 30, 2010, there were no impairments of its long-lived assets.

Fair Value of Financial Instruments

The Financial Instrument Topic of the Codification requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the Balance Sheet for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Sales revenue is recognized at the completion of delivery to customers when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured at the date of completion of delivery. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.  For the three months ended December 31, 2010 and 2009, the Company incurred advertising expenses of $Nil and $818, respectively.

Shipping and Handling Fees

The Company follows FASB ASC Topic 605-45, “Handling Costs, Shipping Costs”.  The Company does not charge its customers for shipping and handling.  The Company classifies shipping and handling fees as part of selling, general and administrative expenses.  During the three months ended December 31, 2010 and 2009, the Company incurred shipping and handling fees and costs of $506 and $223, respectively.

F-9

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes the accounting standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 740 which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), codified in FASB ASC Topic 740. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements. At December 31, 2010 and September 30, 2010, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Statement of Cash Flows

In accordance with SFAS 95 “Statement of Cash Flows”, codified in FASB ASC Topic 230, cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with FASB ASC Topic 260, “Earnings per Share”.  Basic earnings per share is based upon the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

F-10

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company has a diversified customer base. The majority of sales are either cash receipt in advance or cash receipt upon delivery.  During the three months ended December 31, 2010, and 2009 no customers accounted for more than 10% of net revenue.  As of December 31, 2010 and September 30, 2010, no and three customers accounted for more than 10% of net accounts receivable, respectively (note 11).  For those credit sales, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Recent Accounting Pronouncements

In October 2009, the FASB issued, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. This is effective beginning January 1, 2011. The adoption of this topic does not have a material effect on the Company’s financial statements

In October 2009, the FASB issued, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the amendments, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). This amendment is effective beginning January 1, 2011. The adoption of this topic does not have a material effect on the Company’s financial statements.

F-11

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On February 25, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09 Subsequent Events Topic 855, “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of US GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On March 5, 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815, “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging – Embedded Derivatives – Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU is effective for the Company on July 1, 2010. Early adoption is permitted. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on January 1, 2011.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2010, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

Note 3 - DUE FROM/TO A SHAREHOLDER

As of December 31, 2010 and September 30, 2010, the Company has amounts due to and due from a shareholder of $368,549 and $1,173, respectively.

Note 4 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

F-12

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 5 - INCOME TAXES

The Company operates in more than one jurisdiction with the main operations conducted in PRC and virtually no activities in USA with complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities. The Company evaluates its tax positions and establishes liabilities, if required.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As from January 1, 2008 onwards, the EIT is at a statutory rate of 25%.

Provision for income taxes for each of the three months ended December 31, 2010 and September 30, 2010 consists of entirely of current taxes.  There were no deferred tax differences in both periods.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as interest expense and penalties in selling, general and administrative expenses in the statements of income and comprehensive income.

For the three months ended December 31, 2010 and 2009, the Company had no unrecognized tax benefits and related interest and penalties expenses.  Currently, the Company has not received any notice of examination by the tax authority in major tax jurisdictions, but the tax authority in PRC has the right to examine the Company’s tax positions in all past years.

Income tax payable in the Consolidated Balance Sheets is comprised as follows:

	12/31/2010	09/30/2010

Balance brought forward	$(425,458)	$(155,010)
Current tax provision for the period/year	(420,778)	(1,060,149)
Tax paid during the period/year	421,943	789,701

Balance carried forward	$(424,293)	$(425,458)

Note 6 - COMMON STOCK

The Company was incorporated in Hong Kong as a private limited company on August 5, 2009 with an Authorized Capital of HK$10,000 (US$1,290) made up of 10,000 Ordinary Shares of HK$1 (US$0.129) each.

On incorporation of the Company, the Company issued all 10,000, Ordinary Shares of HK$1 (US$0.129) at par each, fully paid to a shareholder.

F-13

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 7 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprise’s income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital. Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2010 and September 30, 2010, the Company had allocated $146,429 to these non-distributable reserve funds.

Note 8 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at December 31, 2010 and September 30, 2010, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at September 30, 2009	$109,559	$109,559
Change for 2010 Q1	42	42
Balance at December 31, 2010	109,601	109,601
Change for 2010 Q2-Q4	17,754	17,754
Balance at September 30, 2010	127,355	127,355
Change for 2011 Q1	21,068	21,068
Balance at December 31, 2010	$148,423	$148,423

Note 9- CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 10 - MAJOR CUSTOMERS AND CREDIT RISK

Ten and five customers accounted for more than 5% of accounts receivable at December 31, 2010 and September 30, 2010, totaling 76% and 31% respectively.  There were no customers accounting for more than 5% of total sales for the three months ended December 31, 2010.  For the three months ended December 31, 2009, twelve customers accounted for more than 5% of our total sales, totaling 71%.

F-14

CHINA DIGITAL IMAGE ORGANIZATION CO., LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010
(UNAUDITED)

Note 11 - LEASES

Leases

As of December 31, 2010, the Company had total future aggregate minimum lease payments under non-cancellable operating leases as follows:
	12/31/2010	09/30/2010
Within 1 year	$30,264	$52,254
In the second year	-	-

	$30,264	$52,254

At December 31, 2010, the operating leases of office premises located in PRC with monthly rental payment of US$7,330 have lease term expiry dates in 2011.  At September 30, 2010, the operating leases of office premises located is PRC with monthly rental payment of US$7,330 had lease term expiry dates in 2011.

Note 12 - SUBSEQUENT EVENTS

For the three months ended December 31, 2010, the Company has evaluated subsequent events through March 15, 2011 (date of issue of these consolidated financial statements), for potential recognition disclosure.  No significant events occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

F-15

AMP PRODUCTIONS, LTD. AND CHINA DIGITAL IMAGE ORGANIZATION CO., LTD.
PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010
(UNAUDITED)

	AMP Productions, Ltd. (1) (historical)	China Digital Image Organization Co., Ltd. (2) (historical)	Pro Forma Adjustment (1)	Pro Forma Adjustment (2)	Pro Forma Adjustment (3)	Pro Forma Consolidated
CURRENT ASSETS
Cash and bank balances	-	2,509,929				2,509,929
Accounts receivable	-	234,923				234,923
Other receivables		21,552				21,552
		2,766,404				2,766,404
TOTAL CURRENT ASSETS

NONCURRENT ASSETS
Plant, property and equipment, net	-	125,769				125,769
Goodwill	-	-	47,933	-		47,933

TOTAL NONCURRENT ASSETS		125,769	47,933	-		173,702

TOTAL ASSETS	$-	$2,892,173	$47,933	$-		$2,940,106

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	-	8,722				8,772
Accrued expenses and other payable	17,453	92,556		76,500		186,509
Amount due to a shareholder	-	368,549	-	-	-	368,549
Value-added tax payable	-	79,713				79,713
Income tax payable	-	424,293				424,293
Promissory note payable	-	-		-	2,368,471	2,368,471

TOTAL CURRENT LIABILITIES	17,453	973,883		76,500	2,368,471	3,346,307

TOTAL LIABILITIES	17,453	973,883		76,500	2,368,471	3,436,307

SHAREHOLDER’S EQUITY
AMP Productions, Ltd. : common stock, $0.0001 par value, 900,000,000 shares authorized, 975,000 shares issued	98		(98)		-	-
China Digital : common stock, HK$1 par value, 10,000 shares authorized and issued		1,290	(1,290)		-	-
Pro-forma : common stock, 0.001 par value, 900,000 shares authorized, 14,911,500 shares issued	-	-	14,912		-	14,912
Additional paid in capital	167,702	-	(150,844)		-	16,858
Statutory reserve	-	146,429			-	146,429
Other comprehensive income	-	148,423			-	148,423
(Accumulated loss)/Retained earnings	(185,253)	1,622,148	185,253	(76,500)	(2,368,471)	(822,823)

TOTAL SHAREHOLDERS’ EQUITY	(17,453)	1,918,290	47,933	(76,500)	(2,368,471)	(496,201)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$-	$2,892,173	$47,933	$-	$-	$2,940,106

(1)	Source: unaudited financial statements of AMP Productions, Ltd. for the nine months ended December 31, 2010 as filed in Form 10-Q with the SEC on February 15, 2011.
(2)	Source: unaudited financial statements of China Digital Image Organization Co., Ltd. for the three months ended December 31, 2010 included in this Form 8-K.

See accompanying note 1 to pro forma consolidated financial statements

F-1

AMP PRODUCTIONS, LTD. AND CHINA DIGITAL IMAGE ORGANIZATION CO., LTD.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
YEAR ENDED MARCH 31, 2010
(UNAUDITED)

	AMP Productions, Ltd. (1) (historical)	China Digital Image Organization Co., Ltd. (2) (historical)	Pro Forma Adjustments	Pro Forma Consolidated

Net Revenue	-	7,265,664		7,265,664
Cost of Revenue	-	(3,040,693)		(3,040,693)
Gross Profit	-	4,224,971		4,224,971

Operating expenses
Selling, general and administrative	(25,073)	(633,432)		(658,505)
Total operating expenses	(25,073)	(633,432)		(658,505)

Income/(loss) from operations	(25,073)	3,591,539		3,566,466

Non-operating income (expenses)
Other income (expense)	3,130	6,833		9,963

Total non-operating income/(expenses)	3,130	6,833		9,963

Income/(loss) before income tax	(21,943)	3,598,372		3,576,429

Income tax	-	(739,506)		(739,506)

Net income/(loss)	(21,943)	2,858,866		2,836,923

Other comprehensive item
Foreign currency translation	-	1,795		1,795

Comprehensive Income/(loss)	$(21,943)	$2,860,661		$2,838,718

Weighted average shares outstanding	9,750,000	10,000		14,911,500

Diluted average shares outstanding	9,750,000	10,000		14,911,500

Earnings/(loss) per share - basic	(0.002)	286		0.19

Earnings/(loss) per share - diluted	(0.002)	286		0.19

Dividend paid	-	2,629,576		2,629,576

Dividend per share	-	263		0.18

(1)	Source: unaudited financial statements of AMP Productions, Ltd. for the year ended March 31, 2010 as filed in Form 10-K filed with the SEC on June 29, 2010.
(2)	Source: unaudited financial statements of China Digital Image Organization Co., Ltd. for the year ended March 31, 2010

See accompanying note 1 to pro forma consolidated financial statements

F-2

AMP PRODUCTIONS, LTD. AND CHINA DIGITAL IMAGE ORGANIZATION CO., LTD.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
NINE MONTHS ENDED DECEMBER 31, 2010
(UNAUDITED)

	AMP Productions, Ltd. (1) (historical)	China Digital Image Organization Co., Ltd. (2) (historical)	Pro Forma Adjustments	Pro Forma Consolidated

Net Revenue	-	8,542,978		8,542,978
Cost of Revenue	-	(2,960,908)		(2,960,908)
Gross Profit	-	5,582,070		5,582,070

Operating expenses
Selling, general and administrative	(21,372)	(688,961)		(710,333)
Total operating expenses	(21,372)	(688,961)		(710,333)

Income/(loss) from operations	(21,372)	4,893,109		4,871,737

Non-operating income (expenses)
Other income (expense)	-	4,687		4,687

Total non-operating expenses	-	4,687		4,687

Income/(loss) before income tax	(21,372)	4,897,796		4,876,424

Income tax	-	(1,092,534)		(1,092,534)

Net income/(loss)	(21,372)	3,805,262		3,783,890

Other comprehensive item
Foreign currency translation	-	38,822		38,822

Comprehensive Income/(loss)	(21,372)	3,844,084		3,822,712

Weighted average shares outstanding	975,000	10,000		14,911,500

Diluted average shares outstanding	975,000	10,000		14,911,500

Earnings/(loss) per share - basic	(0.02)	381		0.25

Earnings/(loss) per share - diluted	(0.02)	381		0.25

Dividend paid	-	4,691,154		4,691,154

Dividend per share	-	469		0.32

(1)	Source: unaudited financial statements of AMP Productions, Ltd. for the nine months ended December 31, 2010 as filed in Form 10-Q filed with the SEC on February 15, 2011.

(2)	Source: unaudited financial statements of China Digital Image Organization Co., Ltd. for nine months ended December 31, 2010

See accompanying note 1 to pro forma consolidated financial statements

F-3

1.	Basis of presentation

On March 31, 2011, AMP Productions, Ltd. completed an acquisition of China Digital Image Organization Co. Limited pursuant to the Share Exchange Agreement.  The acquisition was accounted for as recapitalisation effected by a share exchange, wherein China Digital Image Organization Co. Limited is considered to be the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The following unaudited pro forma consolidated financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission, and give effect to the above acquisition and related transactions.  For accounting purposes, China Digital Image Organization Co. Limited is considered to be acquiring AMP Productions, Ltd..  Accordingly, under the acquisition method of accounting in accordance with FASB Accounting Standard Codification (ASC) Topic 805, Business Combination, China Digital Image Organization Co. Limited will record the acquisition based on the fair value of 1.27% outstanding shares of AMP Productions, Ltd. immediately upon completion of the above acquisition and related transactions.  As there is no available transaction price for the shares of AMP Productions, Ltd. on the date or dates reasonably near the date of closing of the above acquisition, management considers and has decided to take reference to the total consideration of $2,400,000 for acquisition of China Digital Image Organization Co, Limited and 1.27% thereon is $30,480 as the fair value in preparing the unaudited proforma consolidated financial statements.

The unaudited proforma consolidated financial information is based on historical financial statements of AMP Productions, Ltd. and China Digital Image Organization Co. Limited, adjusted to give effect to the acquisition of AMP Productions, Ltd. by China Digital Image Organization Co. Limited for accounting purposes and the accounting impact of the related transactions.  The proforma adjustments are described in more details below.

The unaudited proforma consolidated balance sheet as of December 31, 2010 gives effect to the acquisition and related transactions as if they occurred on December 31, 2010, and combines the historical balance sheets of AMP Productions, Ltd. and China Digital Image Organization Co. Limited.

The unaudited proforma consolidated statement of income and comprehensive income for the nine months ended December 31, 2010 and year ended March 31, 2010 are presented as if the above acquisition and related transactions were consummated on April 1, 2009, and combines the historical results of AMP Productions, Ltd. and China Digital Image Organization Co. Ltd. for the nine months ended December 31, 2010 and the year ended March 31, 2010.

F-4

The unaudited proforma consolidated financial information has been prepared for illustrative purposes only and is not indicative of the consolidated financial position or results of operations in future period or the results that actually would have been realized had AMP Productions, Ltd. and China Digital Image Organization Co. Limited been a combined entity during the periods presented.

As required, the unaudited proforma consolidated financial information includes adjustments (as explained below) that give effect to the events that are (i) directly attributable to the above acquisition and related transactions, (ii) expected to have a continuing impact and (iii) factually supportable.  The unaudited proforma consolidated statement of income and comprehensive income does not reflect any adjustment for non-recurring items or anticipated synergies resulting from the above acquisition.  The expenses of the above acquisition and related transactions are expensed as incurred in accordance with the applicable accounting rules regarding business combination.

1)
To account for acquisition of AMP Productions, Ltd. by China Digital Image Organization Co. Limited for the accounting purpose, goodwill of $47,933 arises as a result of a difference between consideration of $30,480 and net deficiency of assets of $17,453.

2)	To accrue professional fee in respect of the above acquisition and related transactions.

3)	To account for the issue of promissory notes to original shareholders of China Digital Image Organization Co. Limited as a dividend distribution.

F-5